UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2013 (July 15, 2013)

CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation)	1-1550 (Commission File Number)	04-1923360 (IRS Employer Identification No.)

550 South Caldwell Street, Charlotte, North Carolina 28202
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 980-636-5000
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On July 15, 2013, the Board of Directors of Chiquita Brands International, Inc. elected a new director, Craig E. Huss. Mr. Huss, age 61, has spent more than 35 years at Archer Daniels Midland Company, an agricultural processing company and manufacturer of value-added feed ingredients, in a variety of management positions. Since September 2011 he has served as ADM’s Senior Vice President and Chief Risk Officer. Prior to that, from September 2007 to October 2011, he served as Senior Vice President, Agricultural Services. Mr. Huss also serves on ADM’s Executive Committee and served on ADM’s strategic planning committee from August 2007 to December 2012. He has been appointed to serve on the Company’s Compensation & Organization Development Committee and its Food Safety, Technology and Sustainability Committee.
Mr. Huss will receive the Company’s standard compensation package for non-employee directors, which is described in the Company’s proxy statement for its 2013 Annual Meeting of Shares in the section entitled “Compensation of Directors – Annual Compensation of Non-Employee Directors.”
There are no family relationships between Mr. Huss and any director or executive officer of the Company, and he has no direct or indirect material interest in any transactions with the Company.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.    Description

99.1        Press Release issued by Chiquita Brands International, Inc., dated as of July 18, 2013.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIQUITA BRANDS INTERNATIONAL, INC.

Date: July 18, 2013	By:	/s/ James E. Thompson
James E. Thompson
Senior Vice President, General Counsel and
Secretary